UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2026

CENTERSPACE
(Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1324 20th Avenue SW, Post Office Box 1988, Minot, ND 58702-1988
(Address of principal executive offices) (Zip code)

(701) 837-4738
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, no par value	CSR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets
As previously disclosed, in connection with its strategic review, its Board of Trustees (the “Board”) of Centerspace (the “Company”) approved a portfolio optimization and deleveraging plan that included targeted asset sales. In connection with such plan, the Company entered into purchase and sale agreements for the sale of 14 multifamily apartment communities under four separate purchase and sale agreements with three unaffiliated third-party purchasers, including (i) one community in Denver, Colorado (the “Denver Transaction”), (ii) two communities with an associated note receivable in Minnesota (the “Minnesota Transaction”), (iii) five communities in Rapid City, South Dakota (the “Rapid City Transaction”), and six communities in Bismarck, North Dakota (the “Bismarck Transaction” and with the Denver Transaction, the Minnesota Transaction, and the Rapid City Transaction, the “Transactions”).
The Company completed the Denver Transaction, the Minnesota Transaction, and the Rapid City Transaction in staggered closings in June and July 2026. On August 11, 2026, the Company completed the Bismarck Transaction.
The Company evaluated the Transactions as a series of related transactions for purposes of Form 8-K and Regulation S-X significance testing. Based on that evaluation, the Company determined that, upon completion of the Bismarck Transaction, the Transactions, in the aggregate, constituted a significant disposition of assets.
The Transactions represent the Company’s disposition of 14 multifamily apartment communities and a note receivable for aggregate gross proceeds of approximately $318.8 million. The Company expects to use the net proceeds from the Transactions to reduce outstanding indebtedness, including repayment of borrowings under its line of credit, to issue a potential special distribution of between approximately $50.0 million and $60.0 million, and for other general corporate purposes. The actual use of proceeds from the Transactions may differ from the intended uses described herein, and the results and effectiveness of the use of proceeds are uncertain.
The information required by Item 9.01(b) of Form 8-K with respect to the dispositions is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Forward-Looking Statements
Certain statements in this Current Report on Form 8-K, including Exhibit 99.1, are based on the Company’s current expectations and assumptions, and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions, or other items related to the future. Forward-looking statements are typically identified by the use of terms such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “assumes,” “may,” “projects,” “outlook,” “future,” and variations of such words and similar expressions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from the results of operations, financial conditions, or plans expressed or implied by the forward-looking statements. Although the Company believes the expectations reflected in its forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be achieved. Any statements contained herein that are not statements of historical fact should be deemed forward-looking statements. As a result, reliance should not be placed on these forward-looking statements as these statements are subject to known and unknown risks, uncertainties, and other factors beyond the Company’s control and could differ materially from actual results and performance. Such risks and uncertainties are detailed from time to time in filings with the Securities and Exchange Commission (“SEC”), including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, in its subsequent quarterly reports on Form 10-Q, and in other reports the Company files with the SEC from time to time. In addition, such risks, uncertainties, and other factors include, but are not limited to, risks that the Transactions dispositions disrupt current plans and operations; the impacts of the announcement or consummation of the Transactions on business relationships; the anticipated costs related to the Transactions; and the ability of the Company to realize the anticipated benefits of the Transactions. The Company assumes no obligation to update or supplement forward-looking statements that become untrue due to subsequent events.
Item 9.01 Financial Statements and Exhibits.
(b) Pro Forma Financial Information

The following unaudited pro forma financial information of Centerspace, after giving effect to the Transactions, is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference:
•Unaudited pro forma condensed consolidated balance sheet as of June 30, 2026;
•Unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2026 and the statement of operations and comprehensive income for the fiscal year ended December 31, 2025;
•Notes to the unaudited pro forma condensed consolidated financial statements.
(d) Exhibits

Exhibit
Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centerspace

	By	/s/ Anne Olson
Anne Olson
Date: August 14, 2026		President and Chief Executive Officer